UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 6, 2006
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 871-1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	1
Item 9.01 Financial Statements and Exhibits	2

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Item 1.01 Entry into a Material Definitive Agreement
     On July 6, 2006, the Compensation Committee of the Board of Directors of Ixia (the “Company”) approved, and on July 10, 2006, the Board of Directors of the Company approved, the Ixia 2006 Employee Bonus Plan (the “Bonus Plan”) under which employees of the Company, including the Company’s executive officers (other than David Anderson, Senior Vice President, Worldwide Sales and Business Development Operations), are eligible to receive annual cash bonuses for 2006. The bonuses are based on (i) the extent to which the Company achieves certain pre-established operating income and revenue goals for 2006 which have been approved by the Board and the Compensation Committee and (ii) employees’ individual contributions to the Company during 2006. Mr. Anderson is eligible to receive sales commissions in lieu of participation in the Bonus Plan.
     Under the terms of the Bonus Plan and pursuant to the formula set forth therein, bonuses become allocable to employees who are not executive officers only if the Company achieves at least 100% of the operating income and/or revenue targets for 2006, and the allocable bonus amounts increase depending on the extent to which the targets are exceeded. Bonuses become allocable to executive officers only if the Company achieves at least 130% of the operating income and/or 106% of the revenue targets for 2006, and allocable bonus amounts similarly increase depending on the extent to which such targets are exceeded. For purposes of illustration only, if the Company were to achieve 130% of its operating income and 106% of its revenue targets for 2006, the bonus allocable to the Company’s President and Chief Executive Officer would be equal to 20% of his 2006 annual base salary, and the bonus allocable to each of the Company’s other eligible executive officers would be equal to 10% of his 2006 annual base salary. If the Company were instead to achieve 150% of its operating income and 111% of its revenue targets for 2006, the bonus allocable to the Company’s President and Chief Executive Officer would be equal to 70% of his 2006 base salary, and the bonus allocable to each of the Company’s other eligible executive officers would be equal to 35% of his 2006 annual base salary.
     The Bonus Plan requires that all bonuses allocable to employees within a Company department then be pooled and re-allocated to the employees in the department by the supervising Vice President (or an equivalent officer) based on individual employees’ performance during 2006. In the event that the President and Chief Executive Officer recommends that the bonus payable to any executive officer vary from the amount allocated to him based on the formula set forth in the Plan, the variation is required to be approved by the Compensation Committee.
     The Bonus Plan also authorizes (i) the Compensation Committee to award additional discretionary bonuses to the Company’s employees, including its eligible executive officers, and (ii) the Company’s President and Chief Executive Officer to award discretionary bonuses to employees of the Company who are not executive officers.
     The foregoing description of the Bonus Plan is qualified in its entirety by reference to the copy of the Bonus Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia 2006 Employee Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: July 12, 2006	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia 2006 Employee Bonus Plan

4